Exhibit 10.77

Wells Fargo Equipment Finance, Inc.
733 Marquette Avenue, Suite 700
MAC N9306-070
Minneapolis, MN 55402
Guaranty

To induce Wells Fargo Equipment Finance, Inc. (“Creditor”) from time to time to extend credit to or for the account of StarTek USA, Inc., (“Debtor”) by way of lease, loan, installment sale contract or any other means, the undersigned hereby agrees as follows:
1.	The undersigned hereby absolutely and unconditionally guarantees to Creditor the full and prompt payment and performance when due of each and every debt, liability and obligation of every type and description that Debtor may now or in the future owe to Creditor whether absolute or contingent or primary or secondary (the “Obligations” and each an “Obligation”).

2.	The undersigned hereby waives (i) notice of the acceptance hereof by Creditor and of the creation and existence of the Obligations and (ii) any and all defenses otherwise available to guarantor or accommodation party.

3.	This Guaranty is absolute and unconditional, and the liability of the undersigned hereunder shall not be affected or impaired in any way by any of the following, each of which Creditor may agree to without notice to or the consent of the undersigned: (a) any extension or renewal of any Obligation whether or not for longer than the original period, (b) any change in the terms of payment or other terms of any Obligation or any collateral therefor, or any exchange, release of, or failure to obtain any collateral therefor, (c) any waiver or forbearance granted to Debtor or any other person liable with respect to any Obligation or any release of, compromise with, or failure to assert rights against Debtor or any such other person, (d) the application or failure to apply in any particular manner any payments or credits on the Obligations, and (e) the creation of Obligations from time to time.

4.	This Guaranty shall continue in force and be binding upon the undersigned whether or not all the Obligations are paid in full until this Guaranty is revoked prospectively as to future transactions by written notice from the undersigned actually received by Creditor. Such revocation shall not be effective as to Obligations existing or committed for at the time of actual receipt of such notice or as to any renewals, extensions and refinancings thereof.

5.	Creditor shall not be required before exercising and enforcing its rights under this Guaranty first to resort for payment of any Obligation to Debtor or to any other person or to any collateral. The undersigned agrees not to obtain reimbursement or payment from Debtor or any other person obligated with respect to any Obligation or from any collateral for any Obligation until all Obligations have been paid in full.

6.	The undersigned shall be and remain liable for any deficiency following foreclosure of any mortgage or security interest securing any Obligation whether or not the liability of Debtor under such Obligation is discharged by such foreclosure.

7.	If any payment applied to any Obligation is thereafter set aside, recovered, rescinded or required to be returned for any reason (including on account of a preference in the bankruptcy of Debtor), the Obligation to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence notwithstanding such application, and this Guaranty shall be enforceable as to such Obligation as fully as if such application had never been made.

8.	The undersigned agrees to pay all costs, expenses and legal fees paid or incurred by Creditor in connection with enforcing any Obligation and this Guaranty. THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER UNDER OR IN CONNECTION WITH THE GUARANTY.

9.	Creditor may, without notice to or the consent of the undersigned, assign this Guaranty as it relates to an Obligation to a party who purchases all or part of the Obligations (hereinafter referred to individually as an “Assignee” and collectively as “Assignees”). An Assignee shall have the right to enforce this Guaranty against the undersigned solely as it relates to the Obligation it purchased, and such enforcement may be brought separate and apart from actions by Creditor and/or other Assignees.

10.	The undersigned agrees that it shall, upon a request from Creditor, promptly provide to Creditor a copy of the undersigned’s most recent annual financial statements and any other financial information of the undersigned (including interim financial statements) that Creditor may request. The undersigned authorizes Creditor to share such information with Creditor’s affiliates, subsidiaries, and Assignees.

11.	This Guaranty shall be binding upon the estate, heirs, successors and assigns of the undersigned, and shall inure to the benefit of the successors and assigns of Creditor.

12.	If the undersigned is a partnership, corporation, limited liability company or other legal entity, the undersigned represents, warrants and agrees that the execution, delivery and performance of this Guaranty has been duly authorized by all necessary action on the part of the undersigned and will not violate any provision of the undersigned’s governing documents; and the person signing this Guaranty on behalf of the undersigned is duly authorized.
Dated as of: November 13, 2006

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Ver 07/05	GTYCORP: HATEK01 (mts):11202006:1301:127395-700:184956:34804